EXHIBIT 10.47

                                    EXHIBIT E

                               ANCILLARY AGREEMENT

        AGREEMENT dated as of ___________, 1996 by and among Castle Dental Centers of New York, Inc., a New York corporation ("Purchaser"), Castle Dental Centers, Inc., a Delaware corporation ("Castle"), Jules V. Lane D.D.S. d/b/a American Dental Centers, J.V. Lane Professional Corporation, a New York professional corporation d/b/a American Dental Centers ("Lane PC"), Lisadent Corp. ("Lisadent") (collectively "Seller") and Jules V. Lane D.D.S.("Dr. Lane"), the sole shareholder of Lane PC and one of the shareholders of Lisadent, and Linda Lane, the other shareholder of Lisadent (Dr. Lane and Linda Lane are referred to collectively as the "Shareholders").

        1. INTRODUCTION. Prior to the date of this Agreement, on August __, 1996, the parties hereto entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") providing for the purchase by Purchaser of certain identified assets of Seller as more fully described therein. Contemporaneously with the execution and delivery of this Agreement, the parties hereto have entered into certain additional agreements contemplated by the Asset Purchase Agreement. The parties hereto have entered into this Agreement to document certain additional agreements reached by them in connection with the Asset Purchase Agreement and the other documents executed and delivered contemporaneously herewith, and the transactions contemplated thereby. Initially capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Asset Purchase Agreement.

        2. PURCHASE OF MALPRACTICE AND "TAIL" INSURANCE; ACCESS TO RECORDS. From and after the date hereof, until Purchaser and Castle purchase or cause to be purchased the "tail" insurance hereinafter described, Purchaser and Castle agree to pay up to $12,000 per year for professional liability insurance for Dr. Lane in an amount of $2,000,000 per claim, $6,000,000 aggregate of all claims, with a reputable insurance company selected by Dr. Lane. It is expressly understood that
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the maximum annual obligation of Purchaser and Castle for such insurance is
$12,000, irrespective of actual cost. Purchaser and Castle agree that on the earliest to occur of (i) such time as Dr. Lane is no longer a shareholder of Lane PC, (ii) the Management Services Agreement by and between Purchaser and Lane PC ("Management Services Agreement") is terminated for any reason, or (iii) Dr. Lane is no longer an employee of Purchaser, notwithstanding the provisions of the Management Services Agreement to the contrary, Castle will, irrespective of the cost thereof, purchase or cause to be purchased malpractice "tail" insurance in such amount and covering such risks as the malpractice insurance carried by, or on behalf of Dr. Lane on the date he ceased to be a shareholder of Lane PC or the date the Management Services Agreement terminates, whichever occurs first.. The tail insurance shall have a coverage term of not less than 15 years.

        From and after such time on the earliest to occur of (i) Dr. Lane is no longer a shareholder of Lane PC, (ii) the Management Services Agreement is terminated for any reason, or (iii) Dr. Lane is no longer an employee of Purchaser, Castle will ensure that Dr. Lane shall have access to patient records of patients of Lane PC for all lawful purposes for a period of not less than seven years from the date Dr. Lane ceased to be a shareholder of Lane PC or the Management Services Agreement terminated, and with respect to records pertaining to a claim raised during such seven year period, for such longer period as is required to resolve such claim fully, including all appeals thereof.

        3. USE OF THE NAME "JULES V. LANE". From and after the Closing date, Seller and Dr. Lane hereby grant to the Purchaser and Castle the perpetual and exclusive right to use and license the name "Jules V. Lane" and all derivatives thereof, to professional corporations or other entities providing dental services to which the Purchaser or Castle or one of their respective affiliates provide management services. In connection therewith, Castle and Purchaser agree to use the name in a dignified, respectful and professional manner, and in a manner reasonably calculated not to precipitate enforcement action by the New York State Dental Board against Dr. Lane's license.

        4. INDEMNIFICATION OF DR. LANE. From and after the Closing Date for so long as Dr. Lane serves as a director of Castle, Castle agrees to maintain in full force and effect an Indemnity Agreement with Dr. Lane, in substantially the form to which other directors of Castle are parties. Additionally, for such period as Dr. Lane serves as a director of Castle, Castle agrees to provide Dr. Lane with the same directors' and officers' insurance coverage made available to other directors of Castle. Castle hereby agrees to indemnify and hold Dr. Lane harmless from and against any and all damages, penalties, losses, deficiencies, costs, expenses, obligations, fines, expenditures, claims and liabilities, including reasonable counsel fees and reasonable expenses of investigation, defending and prosecuting litigation (collectively, the "Damages"), suffered by Dr. Lane (i) as a result of, caused by or arising out of the failure of the Purchaser to perform its obligations to Lane PC under the Management Services Agreement after the Closing Date, including but not limited to (a) the payment by the Purchaser on behalf of Lane PC to the Internal Revenue Service and other

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appropriate agencies of all required payroll and withholding taxes on employees of Lane PC, and (b) the failure of Purchaser to perform any obligations assumed by Purchaser under the Management Services Agreement in respect of pension plans, if any, adopted by Lane PC in the future; (ii) arising out of the use of Dr. Lane's name and/or professional license (but not the loss of his professional license) after the Closing Date, as contemplated by Section 3 hereof; (iii) in his capacity as an officer, director or shareholder of Lane PC for liabilities of Lane PC arising after the Closing Date; and (iv) as the result of the failure by Castle to perform any obligations of Castle to Dr. Lane from and after the Closing Date contained herein or in any other agreement to which Dr. Lane and Castle are parties; provided, however, that Dr. Lane shall not be entitled to indemnification from Castle with respect to any matter in which professional negligence is alleged, it being the intent of the parties hereto that such matters be insured against by Dr. Lane and paid for as provided elsewhere herein; and provided further, that to qualify for indemnification hereunder, the Board of Directors of Castle shall have determined in good faith that in connection with such matters for which indemnification is sought by Dr. Lane hereunder, he shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Lane PC and the Purchaser. Pending the outcome of any such action, the Company shall advance Dr. Lane the costs of defense if (a) Dr. Lane provides an opinion of counsel reasonably acceptable to the Company that in the opinion of such counsel, Dr. Lane ultimately will be entitled to indemnification hereunder, and (b) Dr. Lane provides the Company with a written undertaking to reimburse such advances if it is not ultimately determined by a court of competent jurisdiction that Dr. Lane is entitled to indemnification hereunder. To the extent that Dr. Lane has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to herein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        5. RESPONSIBILITY FOR LIABILITIES OF LANE PC. Dr. Lane hereby agrees that all liabilities of Lane PC, not covered by malpractice insurance whether known or unknown, liquidated or unliquidated or fixed or contingent which exist as of the Closing Date, or which arise after the Closing Date but are based on facts or circumstances affecting Lane PC prior to or as of the Closing Date, other than those liabilities of Lane PC which arise solely as a result of the consummation of the transactions contemplated by the Asset Purchase Agreement or the Management Services Agreement or are expressly assumed by Purchaser in
Section 2.3 of the Asset Purchase Agreement, shall be for the account of Dr. Lane; it being the intent of the parties that as of the Closing Date, Lane PC shall have no liabilities of any kind whatsoever attributable to periods prior to the Closing Date other than those contemplated by the Asset Purchase Agreement, including Section 2.3 thereof, or the Management Services Agreement. Dr. Lane hereby agrees to indemnify and hold Lane PC, Castle and the Purchaser harmless from and against any and all damages, penalties, losses, deficien cies, costs, expenses, obligations, fines, expenditures, claims and liabilities, including reasonable counsel fees and reasonable expenses of investigation, defending and prosecuting litigation

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(collectively, the "Damages"), suffered by Lane PC, Castle or Purchaser as a result of, caused by or arising out of, the failure of Dr. Lane to discharge and satisfy all of the liabilities of Lane PC attributable to periods prior to the Closing Date, other than those contemplated by the Asset Purchase Agreement including Section 2.3 thereof, or the Management Services Agreement, including but not limited to, the payment by Lane PC to the Internal Revenue Service and other appropriate agencies of all required payroll and withholding taxes on employees of Lane PC for periods prior to the Closing Date.

        6. RIGHT OF FIRST OFFER TO PURCHASE AMERICAN MEDICAL AND LIFE INSURANCE COMPANY. Dr. Lane hereby grants to Purchaser and Castle a right of first offer to purchase American Medical and Life Insurance Company ("American Medical"). At such time as Dr. Lane has formulated an intention to solicit offers to purchase American Medical from third parties, prior to soliciting any such offers, directly or through agents, Dr. Lane agrees to notify Purchaser and Castle in writing of this intent to solicit offers to purchase American Medical and to provide the Purchaser and Castle a period of not less than 30 days to make an offer to purchase American Medical. During such 30 day period, Purchaser, Castle and their representatives shall have the right at their expense to conduct a due diligence review of the business and affairs of American Medical necessary to permit them to make an informed evaluation of the business and affairs of American Medical. Purchaser and Castle agree to execute confidentiality agreements in usual and customary form prior to commencing such due diligence review.

        In the event Purchaser and Castle elect, during such 30 day period to deliver to Dr. Lane a written offer to purchase American Medical, Dr. Lane agrees to negotiate in good faith exclusively with Purchaser and Castle for an additional period of 30 days after receiving such written offer from Purchaser and Castle with a view to reaching a definitive agreement for the purchase and sale of American Medical; provided, however, that the parties are under no obligation to reach an agreement.

        7. ADDITIONAL MATTERS PERTAINING TO AMERICAN MEDICAL. Notwithstanding anything contained in this Agreement to the contrary, with the exception of the foregoing Section, nothing contained in this Agreement, the Asset Purchase Agreement, the Management Services Agreement the Employment Agreement, or any other agreement between Dr. Lane and the Purchaser shall be construed as giving Purchaser, Castle or Lane PC any rights with respect to American Medical, its assets, its business or the way in which it conducts its business, all such matters being expressly excluded from the scope of the foregoing instruments. During the term of the Employment Agreement and for a period of 24 months following the termination of Dr. Lane's employment by the Purchaser, Castle, the Purchaser and Lane PC following the exercise of the option in the Option Agreement agree not to solicit or induce any employee of American Medical to terminate his or her employment with American Medical, accept employment with anyone else, or to interfere in any similar manner with the business of American Medical.

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        8. LIMITATION OF RECOVERY AGAINST LANE PC. Notwithstanding anything contained herein to the contrary, any damages payable by Lane PC in an action brought by Purchaser or Castle against Lane PC under the Management Services Agreement, the Option Agreement and/or any contractual relationships entered into at or after the Closing Date between Castle or Purchaser and Lane PC shall be limited to assets of Lane PC acquired after the Closing Date, and no recovery with respect to any action brought in respect of such instruments shall be made against assets owned by Lane PC, Dr. Lane or Linda Lane prior to the Closing Date or amounts paid to Lane PC, Dr. Lane or Linda Lane by Purchaser in payment for such assets.

        9. EXCLUSIVE DENTAL PROFESSIONAL RELATIONSHIP. From and after the Closing Date, Dr. Lane agrees that any services performed by Dr. Lane that require a license to practice dentistry will be rendered and performed exclusively through Lane PC, so long as the Management Services Agreement is in effect.

        10. CASTLE INITIAL PUBLIC OFFERING. Castle represents and warrants that it is the entity referred to as Castle Dental Centers, Inc. in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 3, 1996, Registration No. 333-_____.

        11. MISCELLANEOUS.

               11.1 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, heirs and assigns of the parties hereto.

               11.2 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

               11.3 HEADINGS. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

               11.4 MODIFICATION AND WAIVER. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

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               11.5 NO THIRD PARTY BENEFICIARY RIGHTS. This Agreement is not
intended to and shall not be construed to give any Person (other than the parties signatory hereto any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

               11.6 NOTICE. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be sufficiently given if delivered in person or sent by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               if to Purchaser, to:

               Castle Dental Centers of New York, Inc.

               if to Castle, to:

               Castle Dental Centers, Inc.
               1360 Post Oak Boulevard
               Suite 1300
               Houston, Texas   77056-3021

               with a copy to:

               Mr. William D. Gutermuth
               Bracewell & Patterson, L.L.P.
               South Tower Pennzoil Place
               711 Louisiana, Suite 2900
               Houston, Texas   77002-2856

               if to Seller or the Shareholders to:

               Jules V. Lane D.D.S. d/b/a American Dental Centers
               35 Broadway
               Hicksville, New York   11801
               Attention:  Jules V. Lane D.D.S.

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               J.V. Lane Professional Corporation d/b/a American Dental Centers
               35 Broadway
               Hicksville, New York   11801
               Attention:  Jules V. Lane D.D.S.

               Lisadent Corp.
               35 Broadway
               Hicksville, New York   11801
               Attention:  Jules V. Lane D.D.S.

               Jules V. Lane D.D.S.
               35 Broadway
               Hicksville, New York   11801
               Attention:  Jules V. Lane D.D.S.

               Linda Lane
               35 Broadway
               Hicksville, New York   11801
               Attention:  Jules V. Lane D.D.S.

               with a copy to:

               Mr. Michael G. Yamin
               Kaufmann, Feiner, Yamin,
                 Gildin & Robbins, LLP
               777 Third Avenue
               New York, New York   10017

or at such other address for a party as shall be specified by like notice, and such notice or communication shall be deemed to have been duly given as of the date so delivered, mailed or sent by telecopier.

               11.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regards to conflict of law rules thereof.

               11.8 SEVERABILITY. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the

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transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled.

               11.9 ENFORCEMENT. The parties hereto agree that the remedy at law for any breach of this Agreement is inadequate and that should any dispute arise concerning the sale of the Assets or any other matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                                            CASTLE DENTAL CENTERS OF NEW YORK,
                                            INC.

                                            By:_____________________________
                                               Name:  Jack H. Castle, Jr.
                                               Title:  Chief Executive Officer

                                            CASTLE DENTAL CENTERS, INC.

                                            By:______________________________
                                               Name:  Jack H. Castle, Jr.
                                               Title:  Chief Executive Officer

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                                            JULES V. LANE D.D.S. D/B/A AMERICAN
                                            DENTAL CENTERS

                                            By:_____________________________
                                               Name:  Jules V. Lane D.D.S.

                                            J.V. LANE PROFESSIONAL CORPORATION
                                            D/B/A AMERICAN DENTAL CENTERS

                                            --------------------------------
                                            Name:  Jules V. Lane D.D.S.
                                            Title: President

                                            LISADENT CORP.

                                            By:______________________________
                                            Name: Linda Lane
                                            Title: President

                                            ----------------------------------
                                            Jules V. Lane D.D.S.

                                            ----------------------------------
                                            Linda Lane

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